Marathon Petroleum Corporation Further Increases Cash Consideration for MPLX/MarkWest Combination

•Increases one-time cash payment to $6.20 per unit on a best and final basis
•Three of MarkWest’s largest unitholders agree to support transaction
•Unitholder vote scheduled for Dec. 1, 2015
FINDLAY, Ohio, Nov. 17, 2015 - Marathon Petroleum Corporation (NYSE: MPC) today announced that in connection with the combination of MPLX LP (NYSE: MPLX), MPC’s midstream master limited partnership, and MarkWest Energy Partners, L.P. (NYSE: MWE), MPC will further increase the amount of the one-time cash consideration contributed to MPLX and payable to MarkWest common unitholders to $6.20 per unit, up from the cash consideration previously announced on Nov. 10, 2015, of approximately $5.21 per unit. This cash consideration represents a significant enhancement to the initial July 13, 2015, offer, which was approximately $3.37 per unit. Under the revised terms of the merger agreement, which represents the best and final offer, MarkWest common unitholders will receive approximately $1.28 billion in total cash consideration and 1.09 MPLX common units per MarkWest common unit, for a total consideration of approximately $51.74 per MarkWest common unit, based on the closing price of MPLX’s common units on Nov. 16, 2015.
Three of MarkWest’s largest unitholders, Kayne Anderson Capital Advisors, L.P., Tortoise Capital Advisors, L.L.C., and, as previously announced, The Energy & Minerals Group, which cumulatively represent more than 15 percent of MarkWest’s outstanding units entitled to vote, have all entered into voting agreements to vote in favor of the transaction. The merger is also recommended by each of the boards of directors of MPC, MPLX and MarkWest, and the executive management of both partnerships strongly support the transaction and its revised terms.
“We are pleased that three of MarkWest’s top unitholders have agreed to support the combination and vote in favor of this revised offer,” said Gary R. Heminger, MPC president and chief executive officer. “We look forward to consummating this transaction and delivering on the significant opportunities of the combined partnership.”

The transaction is subject to approval by MarkWest unitholders and to customary closing conditions, and is expected to close in December 2015. The date of the special meeting of MarkWest common unitholders is Dec. 1, 2015. MarkWest unitholders of record as of Oct. 5, 2015, will be entitled to vote on approval of the merger and the associated proposals.

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About Marathon Petroleum Corporation
MPC is the nation's fourth-largest refiner, with a crude oil refining capacity of approximately 1.7 million barrels per calendar day in its seven-refinery system. Marathon brand gasoline is sold through approximately 5,600 independently owned retail outlets across 19 states. In addition, Speedway LLC, an MPC subsidiary, owns and operates the nation's second-largest convenience store chain, with approximately 2,760 convenience stores in 22 states. MPC also owns, leases or has ownership interests in approximately 8,300 miles of pipeline. Through subsidiaries, MPC owns the general partner of MPLX LP, a midstream master limited partnership. MPC's fully integrated system provides operational flexibility to move crude oil, feedstocks and petroleum-related products efficiently through the company's distribution network in the Midwest, Southeast and Gulf Coast regions. For additional information about the company, please visit our website at http://www.marathonpetroleum.com.

Investor Relations Contacts:
Geri Ewing (419) 421-2071
Teresa Homan (419) 421-2965

Media Contact:
Chuck Rice (419) 421-2521

Forward-looking Statements
This press release contains forward-looking statements within the meaning of federal securities laws regarding Marathon Petroleum Corporation (“MPC”), MPLX LP (“MPLX”), and MarkWest Energy, L.P. (“MWE”). These forward-looking statements relate to, among other things, expectations, estimates and projections concerning the business and operations of MPC, MPLX, and MWE. You can identify forward-looking statements by words such as “anticipate,” “believe,” “estimate,” "objective," “expect,” “forecast,” "guidance," “imply”, "plan," “project,” "potential," “could,” “may,” “should,” “would,” “will” or other similar expressions that convey the uncertainty of future events or outcomes. Such forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond the companies’ control and are difficult to predict. In addition to other factors described herein that could cause MPLX’s results to differ materially from those implied in these forward-looking statements, negative capital market conditions, including a persistence or increase of the current yield on common units, which is higher than historical yields, could adversely affect MPLX’s ability to meet its distribution growth guidance, particularly with respect to the later years of such guidance. Factors that could cause MPC’s actual results to differ materially from those implied in the forward-looking statements include: risks described below relating to the MPLX/MWE proposed merger; changes to the expected construction costs and timing of pipeline projects; volatility in and/or degradation of market and industry conditions; the availability and pricing of crude oil and other feedstocks; slower growth in domestic and Canadian crude supply; an easing or lifting of the U.S. crude oil export ban; completion of pipeline capacity to areas outside the U.S. Midwest; consumer demand for refined products; transportation logistics; the reliability of processing units and other equipment; MPC’s ability to successfully implement growth opportunities; modifications to MPLX earnings and distribution growth objectives; federal and state environmental, economic, health and safety, energy and other policies and regulations; changes to MPC’s capital budget; other risk factors inherent to MPC’s industry; and the factors set forth under the heading "Risk Factors" in MPC's Annual Report on Form 10-K for the year ended Dec. 31, 2014, filed with Securities and Exchange Commission (SEC). Factors that could cause MPLX's actual results to differ materially from those in the forward-looking statements include: the ability to complete the proposed merger of MPLX and MWE on anticipated terms and timetable; the ability to obtain approval of the transaction by the unitholders of MWE and satisfy other conditions to the closing of the transaction contemplated by the merger agreement; risk that the synergies from the MPLX/MWE transaction may not be fully realized or may take longer to realize than expected; disruption from the MPLX/MWE transaction making it more difficult to maintain relationships with customers, employees or suppliers; risks relating to any unforeseen liabilities of MWE or MPLX, as applicable; the adequacy of MPLX's and MWE's respective capital resources and liquidity, including, but not limited to, availability of sufficient cash flow to pay distributions, and the ability to successfully execute their business plans and implement their growth strategies; the timing and extent of changes in commodity prices and demand for crude oil, refined products, feedstocks or other hydrocarbon-based products; volatility in and/or degradation of market and industry conditions; completion of pipeline capacity by competitors; disruptions due to equipment interruption or failure, including electrical shortages and power grid failures; the suspension, reduction or termination of MPC's obligations under MPLX’s commercial agreements; each company’s ability to successfully implement its growth plan, whether through organic growth or acquisitions; modifications to earnings and distribution growth objectives; federal and state environmental, economic, health and safety, energy and other policies and regulations; changes to MPLX’s capital budget; other risk factors inherent to MPLX or MWE’s industry; and the factors set forth under the heading "Risk Factors" in MPLX's Annual Report on Form 10-K for the year ended Dec. 31, 2014, filed with the SEC; and the factors set forth under the heading "Risk Factors" in MWE's Annual Report on Form 10-K for the year ended Dec. 31, 2014, and Quarterly Report on Form 10-Q for the quarter ended September 30, 2015, filed with the SEC. These risks, as well as other risks associated with MPLX, MWE and the proposed transaction are also more fully discussed in the proxy statement and prospectus included in the registration statement on Form S-4 filed with the SEC by MPLX and declared effective by the SEC on October 29, 2015, as supplemented. In addition, the forward-looking statements included herein could be affected by general domestic and international economic and political conditions. Unpredictable or unknown factors not discussed here, in MPC's Form 10-K, in MPLX’s Form 10-K, or in MWE’s Form 10-K could also have material adverse effects on forward-looking statements. Copies of MPC's Form 10-K are available on the SEC website, MPC's website at http://ir.marathonpetroleum.com or by contacting MPC's Investor Relations office.

Copies of MPLX's Form 10-K are available on the SEC website, MPLX's website at http://ir.mplx.com or by contacting MPLX's Investor Relations office. Copies of MWE’s Form 10-K are available on the SEC website, MWE’s website at http://investor.markwest.com or by contacting MWE’s Investor Relations office.